PROSPECTUS	Filed Pursuant to Rule 424(b)(5) Registration No. 333-294542

$50,000,000

Common Stock

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We have entered into a sales agreement with TD Securities (USA) LLC, or TD Cowen, dated March 23, 2026, or the Sales Agreement, relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through TD Cowen, acting as our agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SRZN.” On March 20, 2026, the last reported sale price of our common stock was $25.15 per share.

Sales of our common stock, if any, under this prospectus may be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made through the Nasdaq Capital Market or on any other trading market for our common stock, or by any other method permitted by law. TD Cowen is not required to sell any specific amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to TD Cowen for sales of common stock sold pursuant to the Sales Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold thereunder. See “Plan of Distribution” for additional information regarding the compensation to be paid to TD Cowen. In connection with the sale of the common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

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INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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TD Cowen

The date of this prospectus is March 30, 2026.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the registration statement, we may, from time to time, sell any combination of the securities described in the registration statement. Under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information in the documents that are incorporated by reference herein and therein, as well as the additional information described in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus —the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and TD Cowen has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any related free writing prospectus to which we have referred you. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Unless the context otherwise requires, all references in this prospectus to “Surrozen,” “we,” “us,” “our” and “our company” refer to Surrozen, Inc.

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PROSPECTUS SUMMARY

This following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference herein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information in the sections titled “Risk Factors” in this prospectus, and in the documents incorporated by reference herein.

Overview

We are a biotechnology company committed to discovering and developing product candidates to selectively modulate the Wnt pathway, a critical mediator of tissue repair. Our current strategic focus is ophthalmology, where Wnt signaling plays a central role in retinal vascular integrity, barrier function, and tissue maintenance. We are located in South San Francisco, California.

Our mission is to transform the treatment of serious ophthalmic disease by fully exploiting the Wnt pathway. Building upon the seminal work of our founders and scientific advisors who discovered the Wnt gene and key regulators of the Wnt pathway, we have made breakthrough discoveries that we believe will overcome previous limitations in harnessing the potential of Wnt biology in a tissue-selective manner. These breakthroughs enable us to rapidly and flexibly design tissue-targeted therapeutics that modulate Wnt signaling and form the foundation of our ophthalmology portfolio and research programs, which are designed to restore tissue structure and function in serious eye diseases with high unmet medical need.

Our lead product candidates are multi-specific, antibody-based therapeutics that mimic the roles of naturally occurring Wnt proteins, which are involved in activation and enhancement of the Wnt pathway. Wnt signaling is essential in tissue maintenance and regeneration throughout the body. Our current development efforts are focused on ophthalmology, where the biology of the Wnt pathway is strongly validated and localized delivery enables controlled therapeutic modulation. We believe our approach has the potential to change the treatment paradigm for ophthalmic disease and substantially impact patient outcomes.

Our strategy is to exploit the full potential of Wnt signaling by identifying disease states responsive to Wnt modulation, design tissue-selective therapeutics, and advance candidates into clinical development in targeted ophthalmic indications with high unmet need. Our unique approach and platform technologies have led to the discovery and advancement of multiple product candidates. We believe that ophthalmology indications are particularly well-suited for Wnt modulating therapeutics due to the combination of strong genetic and biologic validation and the need for approaches to restore tissue structure and function.

Risk Factors

Below is a summary of the material factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Our business involves significant risks that may have a material adverse effect on our business, financial condition, results of operations, prospects and stock price. These risks are more fully described below and include, among others:

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We are a biopharmaceutical company with a history of losses. We expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability, which could result in a decline in the market value of our common stock.
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We will need substantial additional funds to advance development of product candidates of our Wnt therapeutics platform, and we cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or potential future product candidates.
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None of our product candidates have received regulatory approval; our ability to achieve and sustain profitability depends on obtaining regulatory approval and successfully commercializing product candidates, either alone or with collaborators.

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If any current or future product candidate, after it begins clinical trials or receives marketing approval, demonstrates undesirable safety or tolerability side effects or safety concerns, our ability to market and derive revenue from the product candidate could be compromised.
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We have incurred significant operating losses since inception and anticipate that we will incur continued losses for the foreseeable future.
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Any future equity or debt issuances or other financing transactions may have dilutive or adverse effects on our existing stockholders.
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We rely on third parties to conduct our preclinical studies and clinical trials, and those third parties may not perform satisfactorily.
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Our clinical development activities could be delayed or otherwise adversely affected for various reasons.
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We cannot predict how difficult it will be to enroll and retain patients for our future clinical trials and we may experience difficulties in patient enrollment in our clinical trials for a variety of reasons.
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The manufacturing of our product candidates is complex. We and our third-party manufacturers may encounter difficulties in production. If we encounter any such difficulties, our ability to supply our product candidates for clinical trials or, if approved, for commercial sale, could be delayed or halted entirely.
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We face competition from entities that have developed or may develop product candidates for the treatment of the diseases that we may target, including companies developing novel treatments and therapeutic platforms. If these companies develop therapeutics or product candidates more rapidly than we do, or if their therapeutics or product candidates are more effective or have fewer side effects, our ability to develop and successfully commercialize product candidates may be adversely affected.
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If we are unable to maintain proper and effective internal controls over financial reporting, the accuracy and timeliness of our financial reporting and the market price of our common stock may be adversely affected.
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Our future growth may depend, in part, on our ability to operate in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.
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International trade policies, including tariffs, sanctions and trade barriers may adversely affect our business, financial condition, results of operations and prospects.
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Our business, operations and clinical development plans and timelines could be adversely affected by the effects of health epidemics, natural disasters and other events on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom it conducts business, including contract manufacturers, contract research organizations, shippers and others.
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To the extent we enter into any other collaborations, we may depend on such collaborations for the development and commercialization of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.
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Collaborations are complex and time-consuming to negotiate and document, and if we fail to enter into new strategic relationships, our business, financial condition, commercialization prospects and results of operations may be materially adversely affected.
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If we are unable to obtain or protect intellectual property rights related to our technology and current or future product candidates, or if our intellectual property rights are inadequate, we may not be able to compete effectively.
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Some intellectual property that we have in-licensed may have been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

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Clinical development includes a lengthy and expensive process with an uncertain outcome, we may have negative results and results of earlier studies and trials may not be predictive of future trial results.
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Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.
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A few stockholders, including one of our directors, control the voting rights with respect to a large number of shares of our common stock and could exercise their voting power in a manner that adversely affects us or our stockholders.

Corporate Information

On August 11, 2021, Surrozen Operating Inc., a Delaware corporation, or Legacy Surrozen, Consonance-HFW Acquisition Corp., a Cayman Islands exempted company, or Consonance, and Perseverance Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Consonance, or the Merger Sub, consummated the transactions contemplated by that certain business combination agreement, or the Business Combination Agreement, dated as of March 15, 2021, by and among Consonance, Merger Sub and Legacy Surrozen. Such transactions are collectively referred to herein as the Business Combination. Prior to the closing of the Business Combination on August 11, 2021, Consonance (i) changed its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware, and (ii) changed its name from Consonance-HFW Acquisition Corp. to Surrozen, Inc., thereafter referred to as Surrozen. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Surrozen and Surrozen was effected through the merger of Legacy Surrozen with and into Merger Sub, with Legacy Surrozen surviving as a wholly-owned subsidiary of Surrozen.

Our principal executive offices are located at 171 Oyster Point Blvd, Suite 400, South San Francisco, California 94080, and our telephone number is (650) 489-9000. Our corporate website address is www.surrozen.com. We make available, free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after filing such reports with the SEC. Alternatively, you may access these reports at the SEC’s website at www.sec.gov. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and the inclusion of our website address is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	Shares of our common stock, par value $0.0001 per share having an aggregate offering price of up to $50,000,000.
Common stock to be outstanding after this offering

Up to 11,762,608 shares, assuming sales of $50,000,000 of shares of our common stock in this offering at an assumed offering price of $25.15 per share, which was the closing price of our common stock on the Nasdaq Capital Market of March 20, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of distribution

We have entered into the Sales Agreement relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell common stock having an aggregate offering price of up to $50,000,000 from time to time through TD Cowen acting as our sales agent. Sales of common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. We may also sell shares to the sales agent as principal for its own account. See the section titled “Plan of Distribution” in this prospectus.

Use of proceeds

We currently intend to use the net proceeds for working capital and general corporate purposes, which may include research and development activities, general and administrative matters, and capital expenditures. We may use a portion of the net proceeds for strategic investments in complementary businesses, services, products or technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. Pending those uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade investments, certificates of deposit or guaranteed obligations of the U.S. government. See the section titled “Use of Proceeds.”

Risk factors

You should read the section titled “Risk Factors” of this prospectus and in the documents incorporated by reference for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“SRZN”

The number of shares of common stock that will be outstanding after this offering is based on 9,774,537 shares of common stock outstanding as of December 31, 2025, and excludes:

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1,268,664 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2025, at a weighted-average exercise price of $14.30 per share;
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114,968 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding under our equity incentive plans as of December 31, 2025;
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128,594 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan as of December 31, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan;
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58,550 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of December 31, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan;
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154,290 shares of common stock reserved for future issuance under our 2025 Equity Inducement Plan for grants to newly hired employees pursuant to Nasdaq Listing Rule 5635(c)(4).
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1,305,000 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants as of December 31, 2025, at an exercise price of $0.0001 per share;
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1,131,981 shares of common stock issuable upon the exercise of outstanding Series A common stock warrants as of December 31, 2025, at a weighted-average exercise price of $11.54 per share;
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1,231,277 shares of common stock issuable upon the exercise of outstanding Series B common stock warrants as of December 31, 2025, at a weighted-average exercise price of $11.54 per share;
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3,358,224 shares of common stock issuable upon the exercise of outstanding Series E common stock warrants as of December 31, 2025, at an exercise price of $11.54 per share;
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378,271 shares of common stock issuable upon the exercise of outstanding common stock warrants as of December 31, 2025, at an exercise price of $172.50 per share; and
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8,198,105 shares of common stock (or pre-funded warrants in lieu thereof) at a purchase price of $11.60 per share (or $11.5999 per pre-funded warrant) and accompanying Series E common stock warrants to purchase 4,099,052 shares of common stock at an exercise price of $11.54 per share, issuable in the second closing of a private placement pursuant to the securities purchase agreements we entered into in March 2025 with certain institutional and accredited investors.

Subsequent to December 31, 2025, we issued and sold 1,399,576 shares of common stock for an aggregate of $27.5 million in gross proceeds pursuant to our prior sales agreement with TD Cowen, dated August 29, 2025.

Unless otherwise indicated, all information in this prospectus assumes (i) no exercise of outstanding stock options and warrants and (ii) that the second closing of the private placement has not occurred.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the sections titled “Risk Factors” contained in this prospectus as well as any related free writing prospectus, and discussed under the sections titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

We currently intend to use the net proceeds for working capital and general corporate purposes, which may include research and development activities, general and administrative matters, and capital expenditures. Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds.”

If you purchase shares of our common stock in this offering, you may suffer immediate dilution of your investment.

If you invest in our common stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our common stock immediately after this offering. Assuming an aggregate of 1,988,071 shares of our common stock are sold in this offering, based on an assumed offering price of $25.15 per share, the last sale price of a share of our common stock on the Nasdaq Capital Market on March 20, 2026, you will experience immediate dilution of $37.53 per share, representing the difference between the price you pay and our as adjusted net tangible book deficit per share as of December 31, 2025, after giving effect to this offering, and the assumed offering price. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer dilution in their investment.

In addition, we have a significant number of outstanding stock options and warrants exercisable into shares of our common stock. To the extent that outstanding stock options or warrants have been or may be exercised, investors purchasing our common stock in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

An active trading market for our common stock may not be sustained following this offering.

Although our common stock is listed on the Nasdaq Capital Market, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the Sales Agreement. The per share price of the shares of common stock that are sold by TD Cowen after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with TD Cowen. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

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the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to our current and potential future product candidates;
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our ability to develop and expand our drug discovery and development capabilities;
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our ability to obtain the necessary capital to fund our operations while we conduct clinical trials, seek regulatory approval for our product candidates, and complete the product development process;
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our ability to identify, develop and commercialize product candidates;
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the successful development and commercialization of products that compete with our product candidates or receive regulatory approval in advance of our product candidates;
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changes in personnel and availability of qualified personnel;
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our ability to manage growth and expand business operations effectively;
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the effects of macroeconomic conditions, including tariffs, volatile market conditions, and global events and the actions of U.S. and foreign governments to respond to these events;
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whether the few stockholders who own a large number of shares of our common stock exercise their voting power in a manner that adversely affects us or our stockholders;
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the level of dilution our stockholders will face in connection with sales of the shares offered pursuant to this prospectus;
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the increasingly competitive environment in which we operate; and
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our use of the net proceeds from this offering.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” in this prospectus, as well as in any free writing prospectuses we may authorize for use, and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, as well as any free writing prospectuses we may authorize for use together with the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time pursuant to the Sales Agreement. Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds for working capital and general corporate purposes, which may include research and development activities, general and administrative matters, other business opportunities, and capital expenditures. We may use a portion of the net proceeds for strategic investments in complementary businesses, services, products or technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. Pending those uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade investments, certificates of deposit or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The following summary description is based on the provisions of our Certificate of Incorporation, or the Certificate of Incorporation, our Bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Certificate of Incorporation and the Bylaws, and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of our company entitled to vote thereon, without a separate vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Anti-Takeover Provisions of Delaware Law and Our Charter Documents

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

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Board of Directors Vacancies. The Certificate of Incorporation and Bylaws authorize only the board of directors to fill vacant and newly created directorships, unless the board of directors determines by resolution that such vacancies or newly created directorships be filled by the stockholders, or as otherwise provided by law. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by the board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
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Classified Board. The Certificate of Incorporation and Bylaws provide that the board of directors is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of our company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
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Directors Removed Only for Cause. The Certificate of Incorporation provides that stockholders may remove directors only for cause.
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Supermajority Requirements for Amendments of the Certificate of Incorporation and Bylaws. The Certificate of Incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, the liability of directors and indemnification. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend or repeal the Bylaws, although the Bylaws may be amended by a simple majority vote of our board of directors.
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Stockholder Action; Special Meeting of Stockholders. The Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called only by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), the chairperson of the board of directors, or any chief executive officer, thus prohibiting a stockholder from calling a special meeting. The Certificate of Incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
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Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Surrozen.
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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and Bylaws prohibit cumulative voting unless otherwise provided by law.
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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock will enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest, or other means.

Choice of Forum

The Certificate of Incorporation and the Bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

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any derivative action or proceeding brought on our behalf;
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any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders;
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any action or proceeding asserting a claim against us or any of our current or former directors, officers, or other employees, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws;
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any action or proceeding to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or the Bylaws;
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any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and
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any action asserting a claim against us or any of our directors, officers, or other employees governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation and the Bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Certificate of Incorporation and the Bylaws.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees and may discourage these types of lawsuits. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find either exclusive forum provision contained in the Certificate of Incorporation or the Bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving such action in other jurisdictions, all of which could seriously harm our business.

Corporate Opportunity Doctrine

The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the extent permitted by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of our board of directors who is not our employee, or any partner, member, director, stockholder, employee or agent of such member, other than one of our employees. Notwithstanding the foregoing, the Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a director solely in their capacity as a director.

Exchange Listing

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “SRZN” and “SRZNW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor, New York, New York 10004.

DILUTION

We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value (deficit) as of December 31, 2025, was $(193.8) million, or $(19.82) per share.

After giving effect to the assumed sale of 1,988,071 shares of our common stock pursuant to the Sales Agreement, at an assumed offering price of $25.15 per share, the last sale price of our common stock on the Nasdaq Capital Market on March 20, 2026, our net tangible book value (deficit) as of December 31, 2025, would have been $(145.7) million, or $(12.38) per share of common stock. This represents an immediate increase in the net tangible book value of $7.44 per share to our existing stockholders and an immediate dilution in net tangible book value of $37.53 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$25.15
Net tangible book value (deficit) per share as of December 31, 2025	$(19.82)
Increase in net tangible book value per share attributable to new investors in offering	7.44
As adjusted net tangible book value (deficit) per share, after giving effect to this offering		(12.38)
Dilution per share to new investors purchasing shares in this offering		$37.53

The table above assumes for illustrative purposes that an aggregate of 1,988,071 shares of our common stock are sold under this prospectus at a price of $25.15 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 20, 2026, for aggregate gross proceeds of $50.0 million. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $25.15 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million under this prospectus is sold at that price, would increase our adjusted net tangible book value per share after the offering to $(12.46) per share and would increase the dilution in net tangible book value (deficit) per share to new investors in this offering to $38.61 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $25.15 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million under this prospectus is sold at that price, would decrease our adjusted net tangible book value (deficit) per share after the offering to $(12.30) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $36.45 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The above discussion and table are based on 9,774,537 shares of common stock outstanding as of December 31, 2025, and excludes the following:

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1,268,664 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2025, at a weighted-average exercise price of $14.30 per share;
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114,968 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding under our equity incentive plans as of December 31, 2025;
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128,594 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan as of December 31, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan;
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58,550 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of December 31, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan;
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154,290 shares of common stock reserved for future issuance under our 2025 Equity Inducement Plan for grants to newly hired employees pursuant to Nasdaq Listing Rule 5635(c)(4).

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1,305,000 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants as of December 31, 2025, at an exercise price of $0.0001 per share;
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1,131,981 shares of common stock issuable upon the exercise of outstanding Series A common stock warrants as of December 31, 2025, at a weighted-average exercise price of $11.54 per share;
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1,231,277 shares of common stock issuable upon the exercise of outstanding Series B common stock warrants as of December 31, 2025, at a weighted-average exercise price of $11.54 per share;
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3,358,224 shares of common stock issuable upon the exercise of outstanding Series E common stock warrants as of December 31, 2025, at an exercise price of $11.54 per share;
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378,271 shares of common stock issuable upon the exercise of outstanding common stock warrants as of December 31, 2025, at an exercise price of $172.50 per share; and
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8,198,105 shares of common stock (or pre-funded warrants in lieu thereof) at a purchase price of $11.60 per share (or $11.5999 per pre-funded warrant) and accompanying Series E common stock warrants to purchase 4,099,052 shares of common stock at an exercise price of $11.54 per share, issuable in the second closing of a private placement pursuant to the securities purchase agreements we entered into in March 2025 with certain institutional and accredited investors.

Subsequent to December 31, 2025, we issued and sold 1,399,576 shares of common stock for an aggregate of $27.5 million in gross proceeds pursuant to our prior sales agreement with TD Cowen, dated August 29, 2025.

To the extent that stock options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with TD Cowen, under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through the Nasdaq Capital Market or on any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen.

TD Cowen will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent is up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen up to $75,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $400,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

TD Cowen will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through TD Cowen under the Sales Agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “SRZN.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. TD Cowen and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, TD Cowen and certain its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. TD Cowen and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon by Cooley LLP, Palo Alto, California. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts is acting as counsel to TD Cowen in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.surrozen.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39635):

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our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 23, 2026;
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our Current Report on Form 8-K filed with the SEC on January 30, 2026; and
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the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Surrozen, Inc.

171 Oyster Point Blvd, Suite 400

South San Francisco, California 94080

(650) 489-9000

Attn: Corporate Secretary

$50,000,000

Common Stock

Prospectus

TD Cowen

March 30, 2026